EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Seres Therapeutics, Inc., formerly known as Seres Health, Inc., of our report dated April 8, 2015 relating to the consolidated financial statements of Seres Therapeutics, Inc., formerly known as Seres Health, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 27, 2015